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                                                                    EXHIBIT 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549







May 3, 2002

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in the Form 8-K dated May 3, 2002 of Covansys Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/S/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Cc:  Mr. Michael Duffey, Chief Financial Officer, Covansys Corporation